Exhibit 10.5
FOURTH AMENDMENT TO THE
ANALOG DEVICES, INC. AMENDED AND RESTATED DEFERRED COMPENSATION PLAN
(EFFECTIVE AS OF JANUARY 1, 2009)
WHEREAS, Analog Devices, Inc. (the “Company”) maintains the Analog Devices, Inc. Amended and Restated Deferred Compensation Plan (effective as of January 1, 2009) (the “Plan”);
WHEREAS, pursuant to Section 9.1 of the Plan, the Company reserves the right by action to amend the Plan upon the terms and conditions therein respectively set forth; and
NOW, THEREFORE, the Plan, as previously amended, is hereby amended by this Fourth Amendment, effective as of April 2, 2018, by adding the following procedural requirements to the end of Item 2 of Schedule A (Definitions):
“The following claims procedure will apply to claims made for payment made on a “Disability” on or after April 2, 2018¹:

Timing of Adverse Determination
If a claim for payment on a Disability is denied in whole or in part, a Participant will receive written notification of the adverse determination within a reasonable period of time, but no later than 45 days after the Committee’s receipt of the claim for payment on Disability. The Committee may extend this period for up to 30 additional days provided the Committee determines that the extension is necessary due to matters beyond the Committee’s control and the Participant is notified of the extension before the end of the initial 45-day period and is also notified of the date by which the Committee expects to render a decision. The 30-day extension can be extended by an additional 30 days if the Committee determines that, due to matters beyond its control, it cannot make the decision within the original extended period. In that event, the Participant will be notified before the end of the initial 30-day extension of the circumstances requiring the extension and the date by which the Committee expects to render a decision. The extension notice will explain the standards on which entitlement to payment on Disability is based, the unresolved issues that prevent a decision on the claim, and the additional information, if any, the Participant must submit.
If a Participant must provide additional information, he/she will be provided with at least 45 days to provide the additional information. The period from which the Participant is notified of the additional required information to the date he/she responds is not counted as part of the determination period.
Adverse Determination Notice
A notice that payment is not available on Disability (a “denial notice”) will include:
•the specific reason(s) for the adverse determination;
•reference to the specific Plan provision on which the determination is based;
¹This procedure is intended to and should be construed to comply with Department of Labor Regulation §2560.503-1.

•a description of any additional material or information necessary to fix the claim and an explanation of why such material or information is necessary;
•a description of the review procedures, including a statement of the Participant’s right to bring a lawsuit following an adverse benefit determination on review;
•a discussion of the decision, including, an explanation of the basis for disagreeing with or not following:
(i)The views presented by the health care professionals treating the Participant and vocational professionals who evaluated him or her;
(ii)The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse determination, without regard to whether the advice was relied upon in making the determination; and
(iii)If applicable, a disability determination regarding the Participant presented by him or her to the Committee made by the Social Security Administration.
•either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Committee relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the plan do not exist; and
•a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim. A document, record, or other information will be considered “relevant” to the claim if such document, record, or other information:
(i)Was relied upon in making the payment determination;
(ii)Was submitted, considered, or generated in the course of making the determination, without regard to whether such document, record, or other information was relied upon in making the determination; and
(iii)Demonstrates compliance with the administrative processes and safeguards designed to ensure and verify that determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; or
If the Participant lives in a county with a significant population of non-English speaking persons, the Plan will provide, in the non-English language(s), a statement of how to access oral and written language services in those languages.

Appeal Process
If a Participant disagrees with a payment determination, he/she can contact the Committee in writing to formally request an appeal. The request should include:
•The Participant’s name.
•The reason he/she believes payment is available on a Disability from the Plan.
•Any documentation or other written information to support the claim for payment.
The appeal request must be submitted to the Committee within 180 days after the Participant receives the claim denial.
A qualified individual who was not involved in the decision being appealed will be appointed to decide the appeal. If the appeal is related to clinical matters, the review will be done in consultation with a health care professional with appropriate expertise in the field who was not involved in the prior determination. The Committee may consult with, or seek the participation of, medical experts as part of the appeal resolution process. The Participant consents to this referral and the sharing of pertinent health claim information. Upon request and free of charge a Participant has the right to reasonable access to and copies of, all documents, records, and other information relevant to the claim for payment.
In addition, prior to the appeal determination noted below, the Committee will provide the Participant, free of charge, with any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination (or at the direction of the Plan, insurer or such other person) in connection with the claim as soon as possible and sufficiently in advance of the date on which the appeal determination is required to be provided to give the Participant a reasonable opportunity to respond prior to that date. Before an adverse benefit determination on appeal based on a new or additional rationale, the Committee will provide the Participant, free of charge, with the rationale; the rationale will be provided as soon as possible and sufficiently in advance of the date on which the appeal determination is required to be provided to give the Participant a reasonable opportunity to respond prior to that date.
Timing of Appeal Determination
The Participant will be notified of the Committee’s decision upon review within a reasonable period of time, but no later than 45 days after the Committee receives the Participant’s appeal request. The 45-day period may be extended for an additional 45-day period if the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time. The Participant will be provided with written notice prior to the expiration of the initial 45-day period. Such notice will state the special circumstances requiring the extension and the date by which the Committee expects to render a decision.

Appeal Determination Notice
If denied, the Participant’s review decision on appeal will include the following:
•the specific reason(s) for the adverse determination;
•reference to the specific Plan provision on which the benefit determination is based;
•a statement that the Participant is entitled to receive, without charge, reasonable access to any document (i) relied on in making the determination, (ii) submitted, considered or generated in the course of making the benefit determination, (iii) that demonstrates compliance with the administrative processes and safeguards required in making the determination, or (iv) that constitutes a statement of policy or guidance with respect to the Plan concerning the claim without regard to whether the statement was relied on;
•either the specific rule or guideline used in making the Participant’s benefits determination or a statement that such a rule or guideline was relied upon in making the determination and that a copy of such rule or guideline will be provided free of charge upon request or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the plan do not exist;
•if the adverse determination is based on medical necessity or experimental treatment or a similar exclusion or limit, either an explanation of the scientific or clinical judgment applying the terms of the Plan to the Participant’s medical condition, or a statement that such explanation will be provided without charge on request;
•a statement describing the Plan’s optional appeals procedures, and the Participant’s right to receive information about such procedures, as well as the Participant’s right to bring a lawsuit and any applicable contractual limitations period that applies to the Participant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim;
•a discussion of the decision, including, an explanation of the basis for disagreeing with or not following:
(i)The views presented by the health care professionals treating the Participant and vocational professionals who evaluated the Participant;
(ii)The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Participant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
(iii)A disability determination regarding the Participant presented by the Participant to the Plan made by the Social Security Administration.
If the Participant lives in a county with a significant population of non-English speaking persons, the plan will provide, in the non-English language(s), a statement of how to access oral and written language services in those languages.

Should the Plan fail to establish or follow disability claims procedures established under the Employee Retirement Income Security Act (“ERISA”) to the extent applicable, the Participant may be entitled to pursue legal remedies under ERISA without exhausting the Participant’s administrative remedies.
The Committee has the exclusive right to interpret the provisions of the Plan. Decisions of the Committee are final, conclusive and binding. The Committee has final claims adjudication authority under the Plan. However, the Committee may delegate duties and authority to others to accomplish those duties.”
Except as otherwise expressly amended herein, the Plan is ratified and confirmed and shall continue in full force and effect.
IN WITNESS WHEREOF, the Board of Directors of the Company by an appropriate vote in accordance with the Plan’s Administrative Procedures has caused this Amendment to be executed this 13th day of December, 2018. The signature of the Chairman of the Board of Directors below shall be evidence of such vote.
ANALOG DEVICES, INC.

By:	/s/ Ray Stata
Ray Stata, Chairman of the Board of Directors